Exhibit 3.305

[SEAL]	State of Utah DEPARTMENT OF COMMERCE Division of Corporation & Commercial Code PO Box 146705 Salt Lake City UT 84114-6705	RECEIVED AUG 29 2005 UT. DIV. of CORP. & COMM. CODE	Non-Refundable Processing Fee: $52.00

Phone: (801) 530-4849 or toll free in-state (877) 526-3994 Fax: (801) 530-6438

Articles of Incorporation (Profit)

A.	Important: Read instructions before completing form

1. Name of Corporation:	St. Mark’s Lone Peak Hospital, Inc.

2. Purpose:	Healthcare related business

3. Shares:	Type 1:	Common	Amount:	1,000

	Type 2:		Amount:

4. Registered Agent Name, Signature and Street Address: (must be a Utah address where process may be served)	C T Corporation System
Name
	50 West Broadway	Salt Lake City	Utah	84101
	Street Address	City		Zip
I hereby accept appointment as Registered Agent for the above named corporation.
	/s/		Ms. Deanette Widmo Special Assistant Secretary
	Authorized Signature of R.A. or On behalf of R.A. Company			Date

5. Name, Signature and Address of Incorporator (attach additional page if there is more than 1 incorporator)	Dora A. Blackwood
Name
	One Park Plaza	Nashville	TN	37203
	Address	City	State	Zip
	/s/	08/26/2005
	Signature	Date
Dora A. Blackwood

B.

1. Principal Address:

	Address	City	State	Zip
2. Name and Address of Officers: (attach an additional page if there are more than 3 officers)	1.

	Name		Position

	Address	City	State	Zip
2.

	Name		Position

	Address	City	State	Zip
3.

	Name		Position

	Address	City	State	Zip
3. Name and Address of Directors: (attach an additional page if there are more than 3 directors)	1.

	Name		Position

	Address	City	State	Zip
2.

	Name		Position

	Address	City	State	Zip
3.

	Name		Position

	Address	City	State	Zip

Under GRAMA (63-2-201), all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.